Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Associated Banc-Corp:
Re: Registration Statements on Form S-8

▪	#2-77435	▪	#333-74307
▪	#2-99096	▪	#333-121012
▪	#33-16952	▪	#333-121011
▪	#33-24822	▪	#333-121010
▪	#33-35560	▪	#333-120711
▪	#33-54658	▪	#333-120714
▪	#33-63545	▪	#333-120713
▪	#33-67436	▪	#333-120710
▪	#33-86790	▪	#333-120709
▪	#333-46467
Re: Registration Statements on Form S-3

▪	#2-98922	▪	#33-63557
▪	#33-28081	▪	#33-67434
▪	#333-59482	▪	#333-87578
Re: Registration Statements on Form S-4

▪	#333-125842
We consent to the incorporation by reference in the Registration Statements on Forms S-8, S-3 and S-4 of Associated Banc-Corp of our report dated March 9, 2005, with respect to the consolidated balance sheets of Associated Banc-Corp and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 9, 2005, except as to the fifth paragraph of Management’s Annual Report on Internal Control Over Financial Reporting ( restated), which is as of August 11, 2005, on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of Associated Banc-Corp.
Our report dated March 9, 2005, except as to the fifth paragraph of Management’s Annual Report on Internal Control Over Financial Reporting ( restated), which is as of August 11, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Associated Banc-Corp did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Associated Banc-Corp’s policies and procedures did not provide for proper application of the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) for certain derivative financial instruments. In addition, the Corporation’s policies and procedures did not provide for periodic review of the proper accounting for certain derivative financial instruments for periods subsequent to inception. The material weakness resulted from the absence of personnel possessing sufficient technical expertise related to the application of the provisions of SFAS 133.
Additionally, our report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that Associated Banc-Corp excluded an acquired entity, First Federal Capital Corp, from its assessment of the effectiveness of the Company’s internal control over financial reporting. Our audit of internal control over financial reporting of Associated Banc-Corp also excluded an evaluation of the internal control over financial reporting of First Federal Capital Corp.
KPMG LLP

Chicago, Illinois
August 11, 2005